Exhibit 99.1

Contact:	Anne Bugge
(425) 951-1378

SONOSITE LAUNCHES RADICALLY NEW
EMERGENCY MEDICINE TOOL FOR POINT-OF-CARE VISUALIZATION

S-FAST Harnesses Power of New M-Turbo (TM) System in Design Specialized
for Emergency Medicine
First EMED Visualization Tool with Zero Footprint

BOTHELL, WA, October 8, 2007 -- SonoSite, Inc. (Nasdaq:SONO), the world leader in hand-carried ultrasound, today introduced the S-FAST (TM) point-of-care ultrasound tool, the first ultrasound product custom designed to focus solely on the specialized visualization needs of the emergency physician.  SonoSite unveiled the new device at the American College of Emergency Physicians (ACEP) Scientific Assembly in Seattle. The company expects to begin shipping the product in the fourth quarter of this year.

With the S-FAST ultrasound tool, emergency clinicians get breakthrough image quality and technology that acquires the optimal image in seconds with just two controls, packaged in a revolutionary design that can be carried, mounted on an IV pole, or fixed on a wall or ceiling for zero footprint, and, of course, withstand being dropped from three feet onto a hard surface.

"The S-FAST was inspired by the specialized day-to-day requirements of emergency medicine," said Kevin M. Goodwin, SonoSite President and CEO.  "We asked physicians, 'if you could build an imaging tool for the emergency department, what features would it include? What would it look like?  How, ideally, would it fit into your environment?'  The S-FAST is the result of this collaboration.  We feel it will be seen as the world's easiest to use, point-of-care ultrasound tool, the first designed specifically for emergency medicine."

To create this radically new visualization tool, SonoSite started with the processing power, image quality, and advanced data management features of the recently introduced M-Turbo system, and then customized the user interface, software and controls to address the immediacy needs of the emergency clinician.

A Dramatic Break with the Past

The new form factor of the S-FAST ultrasound tool represents a dramatic departure for ultrasound. Buttons, dials and menus have been stripped down to the essentials. The physician needs only to navigate a few simple controls to perform a FAST exam (Focused Assessment with Ultrasound for Trauma) for the evaluation of injury to internal organs and internal bleeding, diagnose ectopic pregnancy, guide the placement of central venous catheters and intravenous lines, and perform other key emergency procedures.

"S-FAST has a revolutionary form factor for ultrasound that will move it right to the forefront of triage and open the pre-hospital emergency market," predicted Paul R. Sierzenski, MD, RDMS, FAAEM, FACEP, Director, Emergency, Trauma and Critical Care Ultrasound and Director, Ultrasound Fellowship, Department of Emergency Medicine, Christiana Care Health System, Newark, Delaware.  "With its excellent image quality, high definition screen and streamlined user interface, emergency physicians can quickly get the critical information they need to identify, exclude and treat life-or-limb threatening conditions. This is exactly what is needed for the acute care environment."

The S-FAST ultrasound tool has standard VESA (R) compliant mounting capabilities to enable hospitals to attach it to an exam room wall or ceiling and moved in and out of the physician's line of sight as needed, or mounted on an IV pole or hand-carried to the point of patient care.

Emergency physicians that have already integrated hand-carried ultrasound into their departments will find that the S-FAST system enables speed of care. Those considering adding ultrasound visualization into their department will find this simple, powerful device ideal for new users.

Features & Functions

The S-FAST product features the advanced processing power of SonoSite's recently launched M-Turbo system, which is 16 times more powerful than SonoSite's industry leading MicroMaxx (R) system and utilizes the new, advanced SonoADAPT (TM), SonoHD (TM) and SonoMB (TM) technologies for dramatic improvements in image quality.

SonoSite is introducing the S-FAST device with the new P21x/5-1 phased array and ICTx/8-5 curved array transducers, as well as the C60x/5-2 curved array, L38x/10-5 linear array, and HFL38x/13-6 linear array transducers, for abdominal, cardiac, vascular, venous access, small parts and Ob/Gyn exams and applications. The transducers are interchangeable with SonoSite's new M-Turbo system and the new image optimization technologies are available on all transducers and all exam types.

SonoSite built the S-FAST tool with Texas Instruments' (TI) DaVinci (TM) technology, which is designed specifically for high performing, highly responsive digital video applications. As with the M-Turbo system, SonoSite engineers integrated Microsoft Windows Embedded CE 6.0 operating system running on TI's TMS320DM664x digital media processor with DaVinci technology to provide a flexible solution for playback and easy image transfer.

To streamline workflow, clinicians can efficiently export images from the S-FAST tool to a USB storage device in standard PC formats -  MPEG4 (H.264), JPEG, HTML and BMP - for review or storage on a PC or Mac (R) computer. The S-FAST device sports three high speed (480Mbps) USB 2.0 ports for quick and seamless data management to facilitate patient record keeping, diagnostic consultation, instruction and publishing.

SonoSite is leveraging these new multi-media and connectivity capabilities to offer S-FAST and M-Turbo customers an "education key," a library of clinically specific, point-of-care tutorials and refresher courses for playback on the system.   The Education Key (TM) program is a USB thumb drive that contains a combination of system operation video tutorials, application-specific video refresher programs that provide peer-to-peer instruction on how to perform specific exams and procedures, and an image reference library of application specific sonographic anatomy for comparison purposes.  This combination of instructionally rich learning tools is an industry first and underscores SonoSite's commitment to clinical users.

Unmatched Durability

As well as these advancements incorporated from the M-Turbo system, the S-FAST tool includes many key system reliability and durability features needed to withstand heavy use in a demanding medical environment, and for which SonoSite hand-carried ultrasound systems are widely known and highly valued.  The new system boots within 15 seconds, weighs only 8.35 pounds (including an on-board docking station) and is battery operable.  Its sealed interface is easy to clean and sanitize, of utmost importance in acute care environments, and it features a 10.4" next generation LCD display, for improved contrast resolution.

S-FAST withstands SonoSite's industry-leading 36-inch drop test -- its design relies mainly on extremely durable but light-weight magnesium components -- and carries the same, unprecedented 5-year warranty that SonoSite introduced with the launch of the MicroMaxx system in 2005, and continues with the M-Turbo system.

"Our customers don't get reimbursed for downtime or service contracts.  We aim to design our systems from the ground up, to improve the practice of medicine by meeting specific point-of-care needs with high performance, simple to use, rugged, reliable solutions," Mr. Goodwin said.

"The M-Turbo system provides physicians from across the clinical spectrum a point-of-care ultrasound solution whose raw power and convenience is unmatched, and underscores SonoSite's global leadership in hand-carried ultrasound.  S-FAST offers emergency medicine something completely new, harnessing that power and convenience in an application specific tool.  We set out to make the S-FAST a game-changing device and we are confident that its performance and extreme ease of use will recast the role of visualization in emergency medicine."

Debut at ACEP Meeting in Seattle

SonoSite is demonstrating the power and convenience of the S-FAST ultrasound tool and M-Turbo system at booth 901 at the ACEP Scientific Assembly being held from October 8 -- 11, 2007 at the Washington State Convention and Trade Center in Seattle.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.   Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 90 countries. SonoSite's small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs over 550 people worldwide.

Forward-Looking Information

Certain statements in this press release relating to the future market acceptance of newly released products, expected orders and possible future sales are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are subject to known and unknown risks and uncertainties, and are based on potentially inaccurate assumptions.  Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully market and sell our new products and technology, competition from other ultrasound companies, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, timely receipts of regulatory approvals to market and sell our products, the outcome of pending litigation and expenses associated with such litigation, regulatory changes in various national health care markets,  the ability of our distribution partners to market and sell our products, as well as other factors contained in the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission as well as in our subsequently filed quarterly reports on Form 10Q and other Securities and Exchange Commission filings.  We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events